Exhibit 99.1

Celularity Announces Full Year 2024 Operating and Financial Results

●	Net revenues for the year ending December 31, 2024, totaled $54.2 million, an increase of $31.4 million, or 138.1%, compared to the previous year.

FLORHAM PARK, N.J., [DATE], May 9, 2025 (GLOBE NEWSWIRE) — Celularity Inc. (Nasdaq: CELU) (“Celularity” or the “Company”), a regenerative and cellular medicine company, today announced operating and financial results for the year ended December 31, 2024.

“We built momentum through 2024 and ended the year with a strong finish, as reflected in higher net revenues from the sale of our commercial-stage advanced biomaterial products, “ said Dr. Robert Hariri, M.D., Ph.D., CEO and Chairman,. “Sales growth was notably strong for our Biovance® product line, which we believe will continue to contribute to an improving revenue outlook for the next several quarters. We were also extremely pleased to receive recommendation letters from the U.S. Food and Drug Administration Tissue Reference Group regarding important additions to our portfolio of human placental-derived advanced biomaterial products, which serves as a testament to our commitment to innovate in the wound care sector along with our development of next-generation 510(k) products. At the same time, we continued to act opportunistically and explore opportunities in the rapidly evolving landscape of cellular and regenerative medicine. We believe Celularity will gain additional momentum in 2025 as we leverage our unique business model and world-class technical infrastructure and human capital.”

Highlights of Full Year 2024 Operating and Financial Results

Net Revenues

Net revenues for the year ended December 31, 2024, was $54.2 million, an increase of $31.4 million, or 138.1%, compared to the prior year period. This growth was primarily due to a $22.2 million increase in product sales in wound care applications, which increased 168.7% over the prior year.

Operating Expenses

Total operating expenses for the year ended December 31, 2024, were $92.6 million, a decrease of $122.5 million, or 57.0%, compared to 2023. The decrease in operating expenses is attributable to the absence of goodwill and in-process research and development, or IPR&D, impairments in 2024. Loss from operations for the year ending December 31, 2024, was $38.4 million, a decrease of $153.9 million, or 80.1%, compared to the previous year, driven by higher revenue and lower operating expenses which improved our gross margin.

Results of Operations

Comparison of Year Ended December 31, 2024 to December 31, 2023

(in thousands)	Year Ended December 31,			Percent
	2024	2023	Change	Change
Revenues:
Product sales, net	$35,336	$13,149	$22,187	168.7%
Services	5,140	5,441	(301)	(5.5)%
License, royalty and other	13,744	4,181	9,563	228.7%
Total revenues	54,220	22,771	31,449	138.1%
Operating expenses:
Cost of revenues (excluding amortization of acquired intangible assets)
Product sales	4,924	8,628	(3,704)	(42.9)%
Services	1,172	1,650	(478)	(29.0)%
License, royalty and other	8,893	5,738	3,155	55.0%
Research and development	17,386	30,465	(13,079)	(42.9)%
Selling, general and administrative	58,643	50,576	8,067	16.0%
Change in fair value of contingent consideration liability	(193)	(104,339)	104,146	(99.8)%
Goodwill impairment	—	112,347	(112,347)	(100.0)%
IPR&D impairment	—	107,800	(107,800)	(100.0)%
Amortization of acquired intangible assets	1,753	2,193	(440)	(20.1)%
Total operating expenses	92,578	215,058	(122,480)	(57.0)%
Loss from operations	$(38,358)	$(192,287)	$153,929	(80.1)%

CELULARITY INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$738	$227
Accounts receivable, net of allowance of $6,294 and $5,837 as of December 31, 2024 and 2023, respectively	13,557	10,046
Notes receivable	—	2,072
Inventory	5,409	5,753
Prepaid expenses and other current assets	857	1,695
Total current assets	20,561	19,793
Property and equipment, net	61,600	67,828
Goodwill	7,347	7,347
Intangible assets, net	9,248	11,001
Right-of-use assets - operating leases	10,830	10,990
Restricted cash	10,239	9,936
Inventory, net of current portion	12,587	16,657
Other long-term assets	270	337
Total assets	$132,682	$143,889
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,296	$14,144
Accrued expenses and other current liabilities	19,842	7,580
Accrued R&D software	—	3,500
Acquisition-related contingent consideration	650	—
Short-term debt - unaffiliated (includes debt measured at fair value of $2,485 and $17,223 as of December 31, 2024 and 2023, respectively)	2,485	19,331
Short-term debt - related parties	3,876	19,909
Deferred revenue	3,531	2,834
Total current liabilities	53,680	67,298
Deferred revenue, net of current portion	2,724	3,186
Acquisition-related contingent consideration, net of current portion	1,413	1,606
Long-term debt - related parties	35,927	—
Long-term lease liabilities	26,548	26,177
Warrant liabilities	3,264	4,359
Deferred income tax liabilities	9	9
Other liabilities	280	294
Total liabilities	123,845	102,929
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 730,000,000 shares authorized, 22,546,671 and 19,378,192 issued and outstanding as of December 31, 2024 and 2023, respectively	2	19
Additional paid-in capital	908,523	882,732
Accumulated deficit	(899,683)	(841,791)
Accumulated other comprehensive loss	(5)	—
Total stockholders’ equity	8,837	40,960
Total liabilities and stockholders’ equity	$132,682	$143,889

About Celularity

Celularity Inc. (Nasdaq: CELU) is a regenerative and cellular medicine company developing and commercializing advanced biomaterial products and allogeneic, cryopreserved, placental-derived cell therapies, all derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

For more information, visit www.celularity.com.

Forward Looking Statements

This press release includes “forward-looking statements” (as defined under Federal securities laws).

These forward-looking statements include, without limitation, statements regarding: (i) our future sales or sales growth; (ii) our expectations for future financial results, including levels of net sales; (iii) our expectations regarding new products including our 510K products; and (iv) future demand for our products. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “continue,” “expect,” “improving,” “may,” “observed,” “potential,” “promise,” “should,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Celularity’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks,” and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on May 8, 2025, and other filings with the SEC. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contact

Carlos Ramirez

Senior Vice President, Celularity Inc.

Carlos.ramirez@celularity.com

-4-